Exhibit 99.1

Investor Contact: The Ruth Group David Burke Tel: 646-536-7009 dburke@theruthgroup.com Media Contact: The Ruth Group Kirsten Thomas Tel: 646-536-7014 kthomas@theruthgroup.com

Evoke Pharma Reports Third Quarter 2015 Results

Enhanced financial strength and further progressed trial enrollment

SOLANA BEACH, CA, November 12, 2015 – Evoke Pharma, Inc. (NASDAQ: EVOK), a specialty pharmaceutical company focused on treatments for gastrointestinal (GI) diseases, today announced its financial results for the third quarter ended September 30, 2015.

Dave Gonyer, R.Ph., President and CEO, stated, “This was an exciting quarter for Evoke, as we made further progress on our Phase 3 clinical trial and continued to approach pivotal data for EVK-001 while enhancing our financial position. As announced in late September, we have enrolled 75% of our trial in women with diabetic gastroparesis, which keeps us on track to complete enrollment during the first half of 2016.” Mr. Gonyer continued, “Along with our clinical progress, we have strengthened our financial position and now estimate that we have sufficient cash to operate through October 2016. This was achieved by working closely with our lenders and other financial partners who continue to support and believe in the Company’s long-term success. As we look ahead to 2016, we are excited to have such significant upcoming milestones and look forward to providing our shareholders with updates as we work toward FDA approval of EVK-001.”

Third Quarter 2015 Financial Review

For the third quarter of 2015, net loss was approximately $2.7 million, or $(0.42) per share, compared to a net loss of approximately $3.8 million or $(0.63) per share, for the three-month period ended September 30, 2014.

Research and development expenses totaled approximately $1.8 million for the three months ended September 30, 2015, compared to approximately $3.1 million for the three months ended September 30, 2014. The year-over-year decrease was primarily attributable to conducting most of our previously reported Thorough ECG (TQT) study during the third quarter of 2014.

For the third quarter of 2015, general and administrative expenses were approximately $820,000, compared with approximately $733,000 for the third quarter of 2014.

Total operating expenses for the three months ended September 30, 2015 were approximately $2.7 million, compared to total operating expenses of approximately $3.8 million for the three months ended September 30, 2014.

As of September 30, 2015, the Company's cash and cash equivalents were approximately $10.7 million.

Conference Call and Webcast

Evoke will hold a conference call on Thursday, November 12, 2015, at 4:30 p.m. ET to discuss the results. The dial-in numbers are 1-877-407-0789 for domestic callers and 1-201-689-8562 for international callers. The conference ID number for both is 13622849. A live webcast of the conference call will also be available on the investor relations page of the Company's corporate website at www.evokepharma.com.

After the live webcast, the event will remain archived on Evoke's website for one year. In addition, a telephonic replay of the call will be available until November 19, 2015. The replay dial-in numbers are 1-877-870-5176 for domestic callers and 1-858-384-5517 for international callers. Please use event passcode 13622849.

About Evoke Pharma, Inc.

Evoke is a specialty pharmaceutical company focused primarily on the development of drugs to treat GI disorders and diseases. The Company is developing EVK-001, a metoclopramide nasal spray for the relief of symptoms associated with acute and recurrent gastroparesis in women with diabetes mellitus. Diabetic gastroparesis is a GI disorder afflicting millions of sufferers worldwide, in which the stomach takes too long to empty its contents resulting in serious digestive system symptoms. Metoclopramide is the only product currently approved in the United States to treat gastroparesis, and is currently available only in oral and intravenous forms. EVK-001 is a novel formulation of this drug, designed to provide systemic delivery of metoclopramide through intranasal administration. Visit www.EvokePharma.com for more information.

Safe Harbor Statement

Evoke cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negatives of these terms or other similar expressions. These statements are based on the company's current beliefs and expectations. These forward-looking statements include statements regarding: the sufficiency of Evoke’s cash resources to fund operations through October 2016; the enrollment completion of Evoke's ongoing Phase 3 clinical trial of EVK-001 and the achievement of pivotal data from the trial; and the potential approval of EVK-001 by the FDA. The inclusion of forward-looking statements should not be regarded as a representation by Evoke that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in Evoke's business, including, without limitation: the inherent risks of clinical development of EVK-001, including continued delays in enrollment and completion of the Phase 3 trial as well as potential delays in any other clinical trials and studies; Evoke is entirely dependent on the success of EVK-001, for which it has commenced a Phase 3 clinical trial and male companion trial, and Evoke cannot be certain that it will be able to obtain regulatory approval for, or successfully commercialize, EVK-001; the results observed in female patients with symptoms associated with acute and recurrent diabetic gastroparesis in Evoke's Phase 2b clinical trial of EVK-001 may not be predictive of the safety and efficacy results in the Phase 3 clinical trial; Evoke will require substantial additional funding to complete the Phase 3 clinical trial and potentially commercialize EVK-001 as well as to finance additional development requirements, and may be unable to raise capital when needed, including to fund ongoing operations; the potential for adverse safety findings relating to EVK-001 to delay or prevent regulatory approval or commercialization; Evoke may spend its available cash faster than it anticipates; and other risks detailed in Evoke's prior press releases and in the periodic reports it files with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Evoke undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Evoke Pharma, Inc.

Condensed Balance Sheets

	September 30,	December 31,
	2015	2014
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$10,738,817	$14,155,809
Prepaid expenses	935,866	931,461
Other current assets	—	137,812
Total current assets	11,674,683	15,225,082
Other assets	7,997	7,997
Total assets	$11,682,680	$15,233,079

Liabilities and stockholders' equity
Current Liabilities:
Accounts payable and accrued expenses	$1,337,570	$1,011,629
Accrued compensation	665,548	697,245
Other current liabilities	3,086	12,313
Current portion of long-term debt	—	126,806
Total current liabilities	2,006,204	1,847,993
Long-term debt, net of current portion	4,368,749	4,196,422
Total liabilities	6,374,953	6,044,415

Stockholders' equity:
Common stock	709	611
Additional paid-in capital	50,743,478	45,127,202
Accumulated deficit	(45,436,460)	(35,939,149)
Total stockholders' equity	5,307,727	9,188,664
Total liabilities and stockholders' equity	$11,682,680	$15,233,079

Evoke Pharma, Inc.

Condensed Statements of Operations

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Operating expenses:
Research and development	$1,837,743	$3,088,373	$6,445,842	$7,815,466
General and administrative	819,703	732,800	2,821,382	2,420,167
Total operating expenses	2,657,446	3,821,173	9,267,224	10,235,633
Loss from operations	(2,657,446)	(3,821,173)	(9,267,224)	(10,235,633)
Other income (expense):
Interest income	470	1,725	3,121	8,995
Interest expense	(78,424)	(5,906)	(233,208)	(101,240)
Total other expense	(77,954)	(4,181)	(230,087)	(92,245)
Net loss	$(2,735,400)	$(3,825,354)	$(9,497,311)	$(10,327,878)
Net loss per common share, basic and diluted	$(0.42)	$(0.63)	$(1.51)	$(1.71)

Weighted-average shares used to compute basic and diluted net loss per share	6,494,845	6,054,250	6,271,002	6,028,309